MERCHANT AGREEMENT

Agreement dated 9/28/20 between First GOLD BUYERS, INC. DBA: SIGNATURE FUNDING ("SIGNATURE") and the Merchant listed below ("MERCHANT")

MERCHANT INFORMATION

Merchant's Legal Name: PCT Ltd. DBA: ______

Name of Subsidiary: a. Paradigm Convergence Technologies Corporation b. BINGHAM CANYON CORP

State of Incorporation / Organization: NV TAX ID No. 45-5442199

Physical Address: 4235 COMMERCE STREET City LITTLE RIVER State: SC Zip Code: 29566

Contact Name: ______ Contact Number: a. ______ b. ______ c. ______

Mailing Address: ______ City: ______ State: ______ Zip: ______

PURCHASE AND SALE OF FUTURE RECEIVABLES

Merchant described above (hereafter "Merchant") hereby sells, assigns and transfers to Signature (hereafter "Signature") making Signature the absolute owner in consideration of the funds provided ("Purchase Price") specified below, all of Merchant's future accounts, contract rights and other entitlements arising from or relating to the payment of monies from Merchant's customers' and/or other third party payors (the "Receipts" defined as all payments made by cash, check, electronic transfer or other form of monetary payment in the ordinary course of the Merchant's business), for the payments due to Merchant as a result of Merchant's sale of goods or services (the "Transactions") until the amount specified below (the Specified Amount of Future Receivables) has been delivered by or on behalf of Merchant to Signature. The Specified Amount of Future Receivables shall be paid to Signature by Merchant irrevocably directing and authorizing that there be only one depositing bank account, and said account must be acceptable to, and pre-approvedin writing by, Signature (the "Account") into which Merchant and Merchant's customers shall remit the percentage specified below (the "Specified Percentage") of the Merchant's settlement amounts due from each Transaction, until such time as Signature receives payment in full of the Total Repayment Amount as entered below. Merchant shall insist on a clause specifying Payment to the Account by Merchant's Customers and such clause shall be a required clause by Merchant in all Merchant's contracts for the duration until this agreement is discharged between Merchant and Signature. Merchant hereby authorizes Signature to ACH Debit the specified remittances from the Merchant's Account on a daily basis and will provide Signature with monthly bank statements. Merchant understands that it is responsible for ensuring that the specified percentage to be debited by Signature remains in the Account and will be held responsible for any fees incurred by Signature resulting from a rejected ACH attempt or an event of default. (See Appendix A) Signature is not responsible for any overdrafts or rejected transactions that may result from Signature's ACH debiting the specified amounts under the terms of this agreement. Signature will debit the specific daily amount each business day. The Merchant, as its sole responsibility, shall deliver to Signature, no later than the 18th date of each month the bank statement for the Account in respect of the immediately preceding month. Within three business days of Signature's receipt of the Merchant's monthly bank statements, Signature shall reconcile the Merchant's Account by either crediting or debiting the difference from or back to the Merchant's Account so that the amount debited per month equals the Specified Percentage. If the Merchant fails to deliver the bank statement for the Account for any month, Signature shall consider that the specific remittances were equal to the Specified Percentage of the settlement amount due from each Transaction for such month. Signature may, upon Merchant's request, adjust the amount of any payment due under this Agreement as is deemed appropriate to better represent the Specified Percentage as outlined in this contract. Notwithstanding anything to the contrary in this Agreement or any other agreement between Signature and Merchant, upon the violation of any provision contained in Section 1.11 of the MERCHANT AGREEMENT TERMS AND CONDITIONS or the occurrence of an Event of Default under Section 3 of the MERCHANT AGREEMENT TERMS AND CONDITIONS, the Specified Percentage shall immediately become 100% of all Receipts until the remainder of the Specified Amount of Future Receivables is discharged. A list of all fees applicable under this agreement is contained in Appendix A.

TOTAL PURCHASE PRICE: $150,000.00 **SPECIFIED PERCENTAGE:** 12% **SPECIFIED AMOUNT OF FUTURE RECEIVABLES:** $199,500.00

Increment 1: $3,840.53 (Per week) **Increment 2:** ______

THE MERCHANT AGREEMENT TERMS AND CONDITIONS SET FORTH ON PAGE 2, THE "SECURITY AGREEMENT AND GUARANTY" AND THE "ADMINISTRATIVE FORM HEREOF, ARE ALL HEREBY INCORPORATED IN AND MADE A PART OF THIS MERCHANT AGREEMENT.

FOR THE MERCHANT(S)

By PCT Ltd. ______ **Date:** ______
(Signature)

By Paradigm Convergence Technologies Corporation ______ **Date:** ______
(Signature)

By BINGHAM CANYON CORP. ______ **Date:** ______
(Signature)

Owner, Officer and Guarantor(S)

By Gary Grieco-CEO & Director ______ **Date:** ______
(Signature)

MERCHANT AGREEMENT TERMS AND CONDITIONS

I. TERMS OF ENROLLMENT IN PROGRAM

1.1 Merchant Deposit Agreement. Merchant shall execute an agreement (the "Merchant Deposit Agreement") acceptable to Signature with a Bank acceptable to Signature to obtain electronic fund transfer services for the Merchant's account at the Bank approved by Signature (the "Account"). Merchant shall provide Signature and/or its authorized agent(s) with all of the information, authorizations and passwords necessary for verifying Merchant's receivables, receipts, deposits and withdrawals into and from the Account. Merchant hereby authorizes Signature and/or its agent(s) to deduct from the Account the amounts owed to Signature for the receipts as specified herein and to pay such amounts to Signature. Merchant also hereby authorizes Signature to withdraw from the Account the specified percentages and/or sums by Signature debiting the account. These authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Merchant for these deposits, whether pre-approved by Signature or not. This additional authorization is not a waiver of Signature's entitlement to declare this Agreement breached by Merchant as a result of its usage of an account which Signature did not first pre-approve in writing prior to Merchant's usage thereof. The aforementioned authorizations shall be irrevocable without the written consent of Signature.

Merchant understands and agrees that this Agreement, including the authorizations to access Merchant`s accounts (including the Account) set forth herein, and the Processing Agreement irrevocably authorize Processor and Operator to pay the cash attributable to the Specified Percentage of Receivables to Signature rather than to Merchant until Signature receives the cash attributable to the entire Specified Amount of Future Receivables from Processor and Operator. These authorizations and instructions may be released only with the written consent of Signature. Merchant agrees that Processor and Operator may rely upon the instructions of Signature, without any independent verification, in making the cash payments above. Merchant waives any claim for damages it may have against Processor or Operator in connection with actions taken based on instructions from Signature, unless such damages were due to such Processor`s or Operator`s failure to follow Signature`s instructions. Merchant acknowledges and agrees that (a) Processor and Operator will be acting on behalf of Signature with respect to the specified Percentage of Receivables until cash attributable to the entire Specified Amount of Future Receivables has been remitted by Processor and Operator to Signature, (b) Processor and Operator may or may not be affiliates of Signature, (c) Signature does not have any power or authority to control Processor`s or Operator`s actions with respect to the processing of Card transactions or remittance of cash to Signature, (d) Signature is not responsible and shall not be liable for, and Merchant agrees to hold Signature harmless for, the actions of Processor and Operator, and (e) funds representing the Specified Percentage of Receivables in the possession of Processing or Operator constitute property owned solely by Signature, and Merchant disclaims any and all interest therein. For purposes of this Agreement, the term "Operator" shall mean any person or entity Signature designates to debit or otherwise withdraw (via the Automated Clearing House ("ACH") system, electronic checks, wires, or otherwise) any amounts from Merchant`s or principal(s) accounts as authorized or permitted by this Agreement.

1.2 Term of Agreement. This Agreement shall remain in full force and effect until the entire "Specified Amount of Future Receivables" is received by Signature as per the terms of this Agreement. Any amounts outstanding of the Specified Amount of Future Receivables shall survive the voluntary or involuntary termination of this Agreement and shall not affect Merchant's continuing obligation and responsibility to fully satisfy any and all outstanding obligations that are due to Signature.

1.3 Future Purchases. Signature reserves the right to rescind the offer to make any purchase payments hereunder, in its sole and absolute discretion.

1.4 Financial Condition. Merchant and Guarantor(s) (as hereinafter defined and limited) authorize Signature and its agents to investigate their financial responsibility and history, and will provide to Signature any authorizations, bank or financial statements, tax returns, etc., as Signature deems necessary in its sole and absolute discretion prior to the execution of this Agreement or upon Merchants default under this agreement. A photocopy of this authorization will be deemed as acceptable as an authorization for release of financial and credit information. Signature is authorized to update such information and financial and credit profiles from time to time as it deems appropriate should merchant be deemed in default of its obligations under this agreement. Merchant acknowledges and agrees that all information (financial and other) provided by or on behalf of Merchant has been relied upon to Signature in connection with its decision to purchase the Specified Amount of Future Receivables from Merchant.

1.5 Transactional History. Merchant authorizes all of their banks and brokers to provide Signature with Merchant's banking, brokerage and/or processing history to determine qualification in this program. Upon Merchants Default, under this agreement, Merchant hereby (i) authorizes Signature to contact any past, present or future processor of Merchant, its predecessors or affiliates, to obtain any information that Signature deems necessary or appropriate regarding any of their transactions with such processors, and (ii) authorizes and directs such processors to provide Signature with all such information in compliance with this Section. Such information may include information to verify the amount of Card receivables previously processed on behalf of Merchant, its predecessors or affiliates, and any amounts that may have been paid to, offset, held or reversed by, such processors. Without limiting the generality of the foregoing, Merchant authorizes Signature to contact any past, present or future processor of Merchant, its predecessors or affiliates, to confirm that Merchant is exclusively using the Processor accepted in writing by Signature in accordance with this Agreement.

1.6 Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless Processor and Operator, their respective officers, directors, affiliates, employees, agents, representatives and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) suffered or incurred by Processor or Operator resulting from (a) claims asserted by Signature for monies owed to Signature from Merchant and (b) actions taken by Processor in reliance upon any fraudulent, misleading or deceptive information provided to Signature by Merchant or instructions provided by Signature to Processor.

1.7 No Liability. In no event will Processor, Operator or Signature be liable for any claims asserted by Merchant or Guarantors under any legal theory or law, including any tort or contract theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both Merchant and Guarantor(s). In the event these claims are nonetheless raised, Merchant and Guarantors will be jointly liable for all of Signature's legal fees and expenses resulting therefrom.

1.8 Reliance on Terms. Section 1.1, 1.7, 1.8 and 2.5 of this Agreement are agreed to for the benefit of Merchant, Signature and Processor, and notwithstanding the fact that Processor is not a party of this Agreement, Processor may rely upon their terms and raise them as a defense in any action.

1.9 Sale of Receipts. Merchant and Signature agree that the Purchase Price under this Agreement is in exchange for the purchase of the Specified Amount of Future Receivables, and that such Purchase Price is not intended to be, nor shall it ever be construed as a loan from Signature to Merchant. Merchant agrees that the Purchase Price is in exchange for the Specified Amount of Future Receivables pursuant to this Agreement, and that it equals the discounted fair market value of future receipts that constitute the Specified Amount of Future Receivables. Signature has purchased and shall own all the Receipts described in this Agreement up to the full Specified Amount of Future Receivables as the Receipts are created. Payments made to Signature in respect to the full amount of the Specified Amount of Future Receivables shall be conditioned upon Merchant's sale of products and services, and the payment therefore by Merchant's customers in the manner provided in Section 1.1. In no event shall the aggregate of all amounts or any portion thereof be deemed as interest hereunder, and in the event it is found to be interest despite the parties hereto specifically representing that it is NOT interest, - it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a Court nonetheless determines that Signature has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law, the Specified Amount of Future Receivables shall be adjusted to that amount and Signature shall promptly refund to Merchant any interest in excess received by Signature in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that Signature not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. Merchant is not a debtor to Signature as of the date of this Agreement. As a result thereof, Merchant, its assignee and any future purchaser Merchant and assumer of this agreement knowingly and willingly waives the defense of Usury in any action or proceeding brought at law or in equity.

1.10 Power of Attorney. Merchant irrevocably appoints Signature as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Signature from Processor, or in the case of a violation by Merchant of Section 1.12 or the occurrence of an Event of Default under Section 4 hereof, from Merchant, under this Agreement, including without limitation (i) to obtain and adjust insurance; (ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, indorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant's name on behalf of Merchant on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Signature; and (v) to file any claims or take any action or institute any proceeding which Signature may deem necessary for the collection of any of the unpaid Specified Amount of Future Receivables from the Collateral, or otherwise to enforce its rights with respect to payment of the Specified Amount of Future Receivables. In connection therewith, all reasonable costs, expenses and fees, including legal fees, shall be payable by and from Merchant, and Signature is authorized to use Merchant's funds to pay for same. In addition to any other remedies available for violation of the Merchant's Contractual Covenants, in the event that Merchant changes or permits the change of the Processor accepted by Signature or utilizes the services of an additional Processor, Signature shall have the right, without waiving any of its rights or remedies and without notice to Merchant or Principal(s), to notify the new or additional Processor of the sale of the Specified Amount of Future Receivables hereunder and to direct such new or additional Processor to make payment to Signature of all or any portion of the amounts received or held by such Processor for or on behalf of Merchant to pay any amounts Signature is entitled to receive hereunder. Merchant hereby grants Signature an irrevocable power of attorney as part of the consideration of the Purchase Price, and hereby appoints Signature and its designees as Merchant's attorney-in-fact, to take any and all actions necessary and appropriate to direct such new or additional Processor to make payment to Signature as contemplated by this Section.

1.11 Protections against Default. The following Protections 1 through 8 may be invoked by Signature immediately and without notice to Merchant in the event: (a) Merchant takes any action to discourage the use of electronic check processing that are settled through Processor, or permits any event to occur that could have an adverse effect on the use, acceptance, or authorization of checks or other payments or deposits for the purchase of Merchant's services and products including but not limited to direct deposit of any checks into a bank account without scanning into the Signature electronic check processor; (b) Merchant changes its arrangements with Processor in any way that is adverse or unacceptable to Signature; (c) Merchant changes the electronic check processor through which the Receipts are settled from Processor to another electronic check processor, or permits any event to occur that could cause diversion of any of Merchant's check or deposit transactions to another processor; (d) Merchant interrupts the operation of this business (other than adverse weather, natural disasters or acts of God) transfers, moves, sells, disposes, or otherwise conveys its business and/or assets without (i) the express prior written consent of Signature, and (ii) the written agreement of any purchaser or transferee to the assumption of all of Merchant's obligations under this Agreement pursuant to documentation satisfactory to Signature; or (e) Merchant takes any action, fails to take any action, or offers any incentive—economic or otherwise—the result of which will be to induce any customer or customers to pay for Merchant's services with any means other than payments, checks or deposits that are settled through Processor. These specific protections are in addition to, and not in lieu of, any other remedies available to Signature at law, in equity or otherwise pursuant to this Agreement.

Protection 1. . The full uncollected Specified Amount of Future Receivables plus all fees (including legal fees) due under this Agreement and the attached Security Agreement become due and payable in full immediately

Protection 2. Signature may enforce the provisions of the Personal Guaranty of Performance against the Guarantor(s).

Protection 3. Merchant hereby authorizes Signature to execute in the name of the Merchant a Confession of Judgment in favor of Signature in the amount of Purchase Amount stated in the Agreement. Upon breach of any provision in this paragraph 1.11, Signature may enter that Confession of Judgment as a Judgment with the Clerk of any Court and execute thereon.

Protection 4. Signature may enforce its security interest in the Collateral identified in Article III hereof. Upon breach of any provision in this paragraph 1.1, Signature may, without further notice, enter judgment against Merchant(s) and Owner(s)/Guarantor(s) with the judgment clerk of the appropriate court based upon the affidavit(s) of judgment by confession previously executed by Merchant(s) and Owner(s)/Guarantor(s)."

Protection 5. The entire Purchase Amount and all fees (including legal fees) shall become immediately refundable and payable to Signature from Merchant.

Protection 6. Signature may proceed to protect and enforce its rights and remedies by lawsuit. In any such lawsuit, under which Signature shall recover Judgment against Merchant, Merchant shall be liable for all of Signature's costs of the lawsuit, including but not limited to all reasonable attorneys' fees and court costs.

Protection 7. This Agreement shall be deemed Merchants Assignment of Merchant's Lease of Merchant's business premises to Signature. Upon breach of any provision in this Agreement, Signature may exercise its rights under this Assignment of Lease without prior Notice to Merchant. Signature shall not be responsible for any penalties incurred by the exercise of this contractual right due to violation of any Lease Agreement between Merchant and Merchant's Landlord, and any and all such penalties shall be paid by Merchant.

Protection 8. Signature may debit Merchant's depository accounts wherever situated by means of ACH debit or facsimile Signature on a computer-generated check drawn on Merchant's bank account or otherwise for all sums due to Signature.

1.12 Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner or Guarantor, in respect of himself or herself personally, authorizes Signature to disclose information concerning Merchant's and each Owner's and each Guarantor's credit standing (including credit bureau reports that Signature obtains) and business conduct only to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant and each Owner and each Guarantor hereby collectively and each separately waives to the maximum extent permitted by law any claim for damages against Signature or any of its affiliates relating to any (i)investigation undertaken by or on behalf of Signature as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

1.13 Confidentiality. Merchant understands and agrees that the terms and conditions of the products and services offered by Signature, including this Agreement and any other Signature documentations (collectively, "Confidential Information") are proprietary and confidential information of Signature. Accordingly unless disclosure is required by law or Court order, Merchant shall not disclose Confidential Information of Signature to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant ("Advisor"), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing signed by the Advisor to be bound by the terms of this section. A breach hereof entitles Signature to not only damages and legal fees but also to both a Temporary Restraining Order and a Preliminary Injunction without Bond or Security.

1.14 Publicity. Merchant and each of Merchant's Owners and all Guarantors hereto all hereby authorizes Signature to use its, his or her name in listings of clients and in advertising and marketing materials without further compensation.

1.15 D/B/A's. Merchant hereby acknowledges and agrees that Signature may be using "doing business as" or "d/b/a" names in connection with various matters relating to the transaction between Signature and Merchant, including the filing of UCC-1 financing statements and other notices or filings Such names will be respected by the parties to this contract as fully representing the parties to the contract herein.

II. REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant represents, warrants and covenants that, as of the initial date and during the term of this Agreement; and until Signature is paid the full amount of the Specified Amount of Future Receivables

2.1 Financial Condition and Financial Information. Merchant's and Guarantors' bank and financial Statements, copies of which have been furnished to Signature, and future statements which will be furnished hereafter by Merchant fairly represent the financial condition of Merchant at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. Merchant and Guarantors have a continuing, affirmative obligation to advise Signature immediately of any material adverse change in their financial condition, operation or ownership. Signature may request statements from Merchant's accounts upon Merchants's request of a, temporary or permanent, change to this agreement, during the performance of this Agreement and the Merchant and Guarantors shall provide them to Signature within 5 business days. Merchant's or Guarantors' failure to provide such statements of financial condition within the time-frame is a material breach of this Agreement.

2.2 Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

2.3 Authorization. Merchant, and the person(s) signing this Agreement on behalf of Merchant, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2. 4 Insurance. Merchant will maintain business-interruption insurance naming Signature as loss payee and additional insured in amounts and against risks as are satisfactory to Signature and shall provide Signature proof of such insurance upon request.

2.5 Electronic Check Processing Agreement. Merchant will not change its processor, add terminals, change its financial institution or bank account(s)or take any other action that could have any adverse effect upon Merchant's obligations under this Agreement, without Signature's prior written consent. Any such changes without consent shall be a material breach of this Agreement.

2.6 Change of Name or Location. Merchant will not conduct Merchant's businesses under any name other than as disclosed to the Processor and Signature, nor shall Merchant change any of its places of business without prior written consent by Signature. Merchant does not and shall not conduct Merchant's business under any name other than as set forth in this agreement and shall not change its place of business. Merchant shall not change its legal name, entity type or jurisdiction of organization.

2.7 Daily Batch Out. Merchant will batch out receipts with the Processor on a daily basis.

2.8 Estoppel Certificate. Merchant will at every and all times, and from time to time, upon at least one (1) day's prior notice from Signature to Merchant, execute, acknowledge and deliver to Signature and/or to any other person, firm or corporation specified by Signature, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Specified Amount of Future Receivables or any portion thereof has been repaid.

2.9 No Bankruptcy. As of the date of this Agreement, Merchant is not insolvent and does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Merchant. Merchant further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it. In the event that the Merchant files for bankruptcy protection or is placed under an involuntary filing Protections 2 and 3 are immediately invoked.

2.10 Working Capital Funding. Merchant shall not enter into any arrangement, agreement or commitment that relates to or involves the Receipts, whether in the form of a purchase of, a loan against, collateral against or the sale or purchase of credits against, Receipts or future check sales with any party other than Signature.

2.11 Unencumbered Receipts. Merchant has, and at all times will have, good, complete, unencumbered and marketable title to all Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of Signature.

Without limiting the generality of the foregoing, all future Receipts purchased by Signature hereunder shall be free and clear of any and all liens (other than Signature's ownership rights therein) at the time they become Receivables. All amounts received by Signature attributable to the Specified Amount of Future Receivables purchased by Signature hereunder shall arise from bona fide sales by Merchant of its goods and services to Card holders who present their Cards as payment thereof.

2.12 Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.13 Defaults under Other Contracts. Merchant's execution of, and/or performance under this Agreement, will not cause or create an event of default by Merchant under any contract with another person or entity.

2.14 Good Faith, Best Efforts and Due Diligence. Merchant and Guarantors hereby affirm that it will conduct its business in Good Faith and will undertake and perform its Best Efforts to maintain and grow its business, to ensure that Signature obtains the Specified Amount of Future Receivables. Furthermore, Merchant and Guarantors hereby agree, warrant and represent hereby that they will constantly perform all appropriate Due Diligence and credit checks of all of the customers' finances, cash flow, solvency, good faith, payment histories and business reputations (the "Due Diligence Requirements") as may suffice to ensure any and all products and/or services provided, sold or delivered by Merchant to said customers will be paid for by customers in full and on time, and will not result in the creation of an unpaid account. These Due Diligence Requirements must be performed prior to any sales to any customer, and repeated no less frequently than monthly for so long as any sums are due from those customers. Full documentation of all of Merchant's compliance with its Due Diligence Requirements must be maintained in Merchant's files so long as Signature has not fully collected all sums due to it. This is not a guaranty of payment by customers, but is a guaranty of full, adequate and good faith Due Diligence investigation and credit check of customers by Merchant before extending credit to them and continuing no less frequently than monthly so long as sums are still due.

III. EVENTS OF DEFAULT AND REMEDIES

3.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder: (a) Merchant or Guarantor shall violate any term or covenant in this Agreement; (b) Any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (c) Merchant shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Merchant seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts; (d) the sending of notice of termination by Merchant; (e) Merchant shall transport, move, interrupt, suspend, dissolve or terminate its business; (f) Merchant shall transfer or sell all or substantially all of its assets; (g) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant; (h) Merchant shall use multiple depository accounts without the prior written consent of Signature (i) Merchant shall change its depositing account without the prior written consent of Signature; (j) Merchant shall perform any act that reduces the value of any Collateral granted under this Agreement; or (k) Merchant fails to deposit its Receipts into the Account (l) Merchant shall default under any of the terms, covenants and conditions of any other agreement with Signature.

3.2 Personal Guaranty. In the event of a Default under Sections 2.3, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 2.13, and 2.14 hereof, should Signature determine that the Specified Amount of Future Receivables cannot be obtained from the Merchant's business, Signature –may immediately enforce its rights against the Guarantors of this transaction. Said Guarantors as parties to this agreement are jointly and severally liable to Signature for all of Signature's losses, damages, additional costs, expenses and legal fees associated with such enforcement.

3.3 Remedies. In case any Event of Default occurs and is not waived pursuant to Section 4.4.1 below, Signature may proceed to protect and enforce its rights or remedies by suit at law or in equity, or both, for monetary damages or for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the performance of Merchant's and each Owner's/Guarantor's obligations hereunder, under the Security Agreement or Guaranty, or pursuant to any other legal or equitable right or remedy. Upon Merchant's and/or Owner's/Guarantor's default hereunder, the balance of the Purchased Amount remaining due, plus any applicable fees, shall become immediately due and payable to Signature. In addition, upon an Event of Default, Signature may: i) enforce the provisions of the Security Agreement and Guaranty against each Merchant and Owner/Guarantor; ii) enforce its security interest in the Collateral and the Additional Collateral; iii) debit Merchant's deposit accounts wherever situated by means of ACH debit or facsimile signature on a computer generated check drawn on Merchant's bank account for all or a portion of the balance of the Purchased Amount remaining due, or Signature may instruct the Processor to forward to Signature, without any prior notice to Merchant, all or a portion of the balance of the Purchased Amount remaining due, and iv) without further notice, enter judgment against Merchant(s) and Owner(s)/Guarantor(s) with the judgment clerk of the appropriate court based upon the affidavit(s) of judgment by confession previously executed by Merchant(s) and Owner(s)/Guarantor(s). All rights, powers and remedies of Signature which may be exercised by Signature at any time after the occurrence of an Event of Default are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

3.4 Costs. Merchant shall pay to Signature all reasonable costs associated with (a) any breach by Merchant of the Covenants in this Agreement and the enforcement thereof, and(b) the enforcement of Signature 's remedies set forth in Section 3.3 above, including but not limited to court costs and attorneys' fees.

3.5 Required Notifications. Merchant is required to give Signature written notice within 24 hours of any filing under Title 11 of the United States Code. Merchant is required to give Signature seven days' written notice prior to the closing of any sale of all or substantially all of the Merchant's assets or stock.

IV. MISCELLANEOUS

4.1 Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Signature.

4.2 Assignment. This Agreement shall be binding upon and inure to the benefit of Merchant, Principal(s), Signature and their respective successors and assigns, except that Merchant and Principal(s) shall not have the right to assign or delegate any of their rights, duties or obligations hereunder or any interest

herein without prior written consent of Signature, and such consent may be granted or withheld in Signature's sole discretion. Any such assignment or delegation without Signature's prior written consent shall be void. Signature reserves the right to assign or delegate this Agreement or any of its rights or obligations hereunder with or without prior notice to Merchant. Signature may assign, transfer or sell its rights to receive the Specified Amount of Future Receivables or delegate its other duties hereunder, either in whole or in part at Signature's sole and exclusive discretion.

4.3 Notices. As an agreement under this contract, all notices, requests, consents, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement. Notices to Signature from Merchant, Guarantors or any other party shall become effective only upon receipt by Signature. Notices to Merchant, Guarantors or any other party shall become effective three days after mailing same.

4.4 Waiver Remedies. No failure on the part of Signature to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5 Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Merchant, Signature and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Signature which consent may be withheld in Signature's sole discretion. Signature reserves the rights to assign this Agreement with or without prior written notice to Merchant. This Agreement shall be governed by and construed in accordance with the laws of the state of NEW YORK, without regards to any applicable principals of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Signature so elects, be instituted in any court sitting in NEW YORK, or within the State and County where this agreement is to be performed, or the State and County of residence of Merchant or any Guarantor (the "Acceptable Forums"). Merchant agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Merchant waives any right to oppose any motion or application made by Signature to transfer such proceeding to an Acceptable Forum.

4.6 Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.7 Interpretation. All Parties hereto have reviewed this Agreement with attorney of their own choosing and have relied only on their own attorneys' guidance and advice. No construction determinations or presumptions shall be made against either Party hereto as drafter.

4.8 Severability. In the event any provision, section or clause in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

4.9 Entire Agreement. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof. This Agreement and the Security Agreement and Guaranty hereto embody the entire agreement between Merchant and Signature and supersede all prior agreements and understandings whether written or oral relating to the subject matter hereof. Merchant Principal(s) and any Guarantor each acknowledge and agree by signing that he, she or it is not relying on any representations in any form not specifically embodied in this Agreement.

4.10 JURY TRIAL WAIVER, WAIVER OF CLASS ACTION STATUS.
THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION AND CONSULTATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.
4.11 Facsimile Acceptance. Facsimile, electronic or digital signatures hereon shall be deemed acceptable for all purposes.

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